EXECUTION COPY

CERTIFICATE OF DESIGNATIONS

OF

7.25% MANDATORY CONVERTIBLE PREFERENCE SHARES, SERIES B

OF

MAIDEN HOLDINGS, LTD.

Maiden Holdings, Ltd., an exempted company with limited liability registered under the laws of Bermuda (the "Company"), CERTIFIES that pursuant to resolutions of the board of directors (the "Board of Directors") of the Company adopted on September 16, 2013 and pursuant to authority delegated by the Board of Directors, the creation of the series of 7.25% Mandatory Convertible Preference Shares, Series B, US$.01 par value per share, US$50.00 liquidation preference per share (the "Series B Preference Shares"), was authorized and the designation, preferences and privileges, voting rights, relative, participating, optional and other rights, and qualifications, limitations and restrictions of the Series B Preference Shares, in addition to those set forth in the Bye-Laws (as amended, restated, supplemented, altered or modified from time to time, the "Bye-Laws") of the Company, were fixed as follows:

Section 1. Designation. The distinctive serial designation of the Series B Preference Shares is "7.25% Mandatory Convertible Preference Shares, Series B." Each share of the Series B Preference Shares shall be identical in all respects to every other Series B Preference Share.

Section 2. Number of Shares. The authorized number of Series B Preference Shares shall initially be 3,300,000. The Company may from time to time elect to issue additional Series B Preference Shares, and all the additional shares so issued shall be a part of, and form a single series with, the Series B Preference Shares initially authorized hereby.

Shares of Series B Preference Shares that are purchased or otherwise acquired by the Company shall be cancelled.

Section 3. Definitions. As used herein with respect to Series B Preference Shares:

"Additional Amounts" has the meaning specified in Section 6(a).

"ADRs" has the meaning specified in Section 13(e).

"Agent Members" has the meaning specified in Section 27(b).

"Annual Dividend Rate" has the meaning specified in Section 4(a).

"Applicable Market Value" of the Common Shares means, except as provided in Section 13(e), the Average VWAP per Common Share over the Final Averaging Period.

"Average VWAP" means for any period, the average of the VWAP for each Trading Day in such period.

"BMA" means the Bermuda Monetary Authority or any successor agency or then-applicable regulatory authority.

"Board of Directors" has the meaning specified in the recital hereto and shall include any authorized committee of such Board of Directors.

"Business Day" means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.

"Certificate of Designations" means this Certificate of Designations relating to the Series B Preference Shares, as it may be amended, restated, supplemented, altered or modified from time to time.

"Certificated Series B Preference Share" has the meaning specified in Section 27(d).

"change in tax law" means (i) a change in or amendment to laws, regulations or rulings of any jurisdiction, political subdivision or taxing authority described in the next sentence, (ii) a change in the official application or interpretation of those laws, regulations or rulings, (iii) any execution of or amendment to any treaty affecting taxation to which any jurisdiction, political subdivision or taxing authority described in the next sentence is party, or (iv) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction or any political subdivision, whether or not such decision was rendered with respect to the Company, in each of the respective cases set forth in clauses (i) through (iv), occurring after September 26, 2013. The jurisdictions, political subdivisions and taxing authorities referred to in the previous sentence are (i) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (ii) any jurisdiction from or through which the Company or its dividend disbursing agent is making payments on the Series B Preference Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax, or (iii) any other jurisdiction in which the Company or its successor company is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.

"Clause A Distribution" has the meaning specified in Section 13(a)(iii).

"Clause B Distribution" has the meaning specified in Section 13(a)(iii).

"Clause C Distribution" has the meaning specified in Section 13(a)(iii).

"close of business" means 5:00 p.m. (New York City time).

"Common Shares" means the Common Shares, par value $0.01 per share, of the Company.

"Conversion Agent" means the Transfer Agent.

"Conversion Date" has the meaning specified in Section 12(c).

"Conversion Rate" means, subject to clauses (a)(i) through (a)(v) of Section 13:

(i) if the Applicable Market Value of the Common Shares is equal to or greater than $15.50 (the "Threshold Appreciation Price"), then the Conversion Rate shall be 3.2258 Common Shares per Series B Preference Share (the "Minimum Conversion Rate");

(ii) if the Applicable Market Value of the Common Shares is less than the Threshold Appreciation Price but greater than $12.40 (the "Initial Price"), then the Conversion Rate shall be $50, divided by the Applicable Market Value of the Common Shares; or

(iii) if the Applicable Market Value of the Common Shares is less than or equal to the Initial Price, then the Conversion Rate shall be 4.0322 Common Shares per Series B Preference Share (the "Maximum Conversion Rate").

"Current Market Price" of the Common Shares on any day means the average VWAP per Common Share for the ten consecutive Trading Day period ending on the earlier of the day in question and the day before the ex-date or other specified date with respect to the issuance or distribution requiring such computation, appropriately adjusted to take into account the occurrence during such period of any event described in clauses (a)(i) through (a)(v) of Section 13. For purposes of this definition, "ex-date" means the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question from the Company or, if applicable, from the seller of the Common Shares (in the form of due bills or otherwise) as determined by such exchange or market.

"Depositary" has the meaning specified in Section 27(a).

"Dividend Payment Date" means, if declared, December 15, March 15, June 15 and September 15 of each year, commencing on December 15, 2013 and ending on September 15, 2016.

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"Dividend Period" means the period commencing on, and including, a Dividend Payment Date (or if no Dividend Payment Date has occurred, commencing on, and including, the Issue Date), and ending on, and including, the day immediately preceding the next succeeding Dividend Payment Date.

"Dividend Reference Period" means (i) in the case of a payment of dividends upon a Mandatory Conversion, the five consecutive Trading Days beginning on, and including, the seventh Scheduled Trading Day immediately preceding the Mandatory Conversion Date; (ii) in the case of a payment of dividends upon an Optional Conversion, the five consecutive Trading Days commencing on, and including, the third Trading Day immediately following the date on which the Company receives a notice of conversion from the Holder; (iii) in the case of a payment of dividends upon a Fundamental Change Conversion, the five consecutive Trading Days beginning on, and including, the fifth Scheduled Trading Day immediately preceding the Effective Date; and (iv) in the case of a payment of dividends upon a Tax Event Conversion, the five Trading Day period beginning on, and including, the second Trading Day immediately following the date on which the Tax Event Conversion Notice is sent to Holders.

"Dividend Threshold Amount" means $0.09 per share in any fiscal quarter, subject to adjustment on an inversely proportional basis whenever the Fixed Conversion Rates are adjusted, but no adjustment will be made to the Dividend Threshold Amount for any adjustment made to the Fixed Conversion Rates pursuant to Section 13(a)(iv).

"DTC" means The Depository Trust Company.

"Effective Date" means, with respect to a Fundamental Change, the date upon which a Fundamental Change becomes effective.

"Exchange Property" has the meaning specified in Section 13(e).

"Expiration Date" has the meaning specified in Section 13(a)(v).

"Expiration Time" has the meaning specified in Section 13(a)(v).

"Final Averaging Period" means the 40 consecutive Trading Day period beginning on, and including, the 42nd Scheduled Trading Day immediately preceding September 15, 2016.

"Fixed Conversion Rates" means, collectively, the Maximum Conversion Rate and the Minimum Conversion Rate.

"Fundamental Change" means the occurrence of any of the following:

(i) a "person" or "group"' within the meaning of Section 13(d) of the Exchange Act has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of Common Shares representing more than 50% of the voting power of the Common shares;

(ii) the Company is involved in a consolidation with or merger into any other Person, or any merger of another Person into the Company, or any other similar transaction or series of related transactions pursuant to which the Common Shares will be converted into cash, securities or other property or the Company sells, leases or transfers in one transaction or a series of related transactions all or substantially all of the property and assets of the Company and its Subsidiaries;

(iii) the Common Shares (or any other security into which the Series B Preference Shares become convertible in connection with a Reorganization Event) cease to be listed or quoted on the NASDAQ Global Select Market, the NASDAQ Global Market or the New York Stock Exchange; or

(iv) the stockholders of the Company approve any plan for our liquidation, dissolution or termination;

provided, however, that a Fundamental Change will not be deemed to have occurred if at least 90% of the consideration received by holders of the Common Shares in the transaction or transactions consists of shares of common stock that are listed on the NASDAQ Global Select Market, the NASDAQ Global Market or the New York Stock Exchange.

"Fundamental Change Company Notice" has the meaning specified in Section 10(b).

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"Fundamental Change Conversion" has the meaning specified in Section 10(a).

"Fundamental Change Conversion Date" has the meaning specified in Section 12(b).

"Fundamental Change Conversion Period" has the meaning specified in Section 10(a).

"Fundamental Change Conversion Rate" means, for any Fundamental Change Conversion, a number of Common Shares (or units of Exchange Property) determined using the table below based on the applicable Effective Date and Stock Price for such Fundamental Change, as described below:

Stock Price on Effective Date
Effective Date	$3.00	$6.00	$9.00	$12.40	$14.00	$15.50	$17.50	$20.00	$25.00	$30.00	$40.00	$50.00
October 1, 2013	7.0401	5.3409	4.5920	4.0322	3.9318	3.8039	3.6795	3.5799	3.4792	3.4291	3.3716	3.3371
December 15, 2013	6.8022	5.2269	4.5260	4.0315	3.8900	3.7638	3.6419	3.5463	3.4530	3.4080	3.3566	3.3256
March 15, 2014	6.5617	5.1250	4.4806	4.0300	3.8605	3.7342	3.6137	3.5214	3.4347	3.3937	3.3467	3.3184
June 15, 2014	6.3197	5.0222	4.4368	4.0017	3.8310	3.7040	3.5845	3.4955	3.4157	3.3787	3.3361	3.3104
September 15, 2014	6.0754	4.9182	4.3939	3.9742	3.8013	3.6728	3.5538	3.4685	3.3959	3.3630	3.3248	3.3018
December 15, 2014	5.8286	4.8125	4.3516	3.9475	3.7713	3.6404	3.5217	3.4404	3.3756	3.3469	3.3131	3.2929
March 15, 2015	5.5792	4.7052	4.3097	3.9221	3.7411	3.6065	3.4879	3.4112	3.3550	3.3304	3.3013	3.2837
June 15, 2015	5.3281	4.5966	4.2690	3.9000	3.7115	3.5713	3.4520	3.3809	3.3341	3.3138	3.2892	3.2745
September 15, 2015	5.0746	4.4866	4.2284	3.8819	3.6823	3.5336	3.4133	3.3495	3.3129	3.2968	3.2770	3.2651
December 15, 2015	4.8184	4.3750	4.1865	3.8698	3.6537	3.4919	3.3708	3.3172	3.2915	3.2795	3.2645	3.2556
March 15, 2016	4.5595	4.2621	4.1416	3.8690	3.6265	3.4430	3.3232	3.2849	3.2699	3.2619	3.2518	3.2458
June 15, 2016	4.2977	4.1480	4.0903	3.8919	3.6018	3.3768	3.2700	3.2544	3.2481	3.2441	3.2390	3.2359
September 15, 2016	4.0322	4.0322	4.0322	4.0322	3.5714	3.2258	3.2258	3.2258	3.2258	3.2258	3.2258	3.2258

The Stock Prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the Fixed Conversion Rates are adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted. Each of the Fundamental Change Conversion Rates in the table will be subject to adjustment in the same manner as each Fixed Conversion Rate pursuant to Section 13.

The exact Stock Price and Effective Date may not be set forth on the table, in which case:

(i) if the Stock Price is between two Stock Price amounts on the table or the Effective Date is between two dates on the table, the Fundamental Change Conversion Rate will be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is in excess of $50.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to the immediately preceding paragraph), then the Fundamental Change Conversion Rate will be the Minimum Conversion Rate, subject to adjustment pursuant to Section 13; and

(iii) if the Stock Price is less than $3.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to the immediately preceding paragraph) (the "Minimum Stock Price"), then the Fundamental Change Conversion Rate will be determined (a) as if the Stock Price equaled the Minimum Stock Price and (b) if the Effective Date is between two dates on the table, using straight-line interpolation.

"Global Preference Shares" has the meaning specified in Section 27(a).

"Holder" means the Person in whose name the Series B Preference Shares are registered, which may be treated by the Company and the Transfer Agent as the absolute owner of the Series B Preference Shares for all purposes, including, without limitation, for purposes of making payment and settling conversions to the fullest extent permitted by law.

"Initial Price" has the meaning set forth in the definition of Conversion Rate.

"Issue Date" means October 1, 2013, which is the original issue date of the Series B Preference Shares.

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"Junior Shares" means the Common Shares, and any other class or series of shares of the Company that ranks junior to the Series B Preference Shares either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) or as to the distribution of assets upon any liquidation, dissolution or winding-up of the Company.

"Liquidation Distribution" has the meaning specified in Section 7(b).

"Liquidation Preference" has the meaning specified in Section 7(a).

"Mandatory Conversion" means a conversion pursuant to Section 8(a).

"Mandatory Conversion Date" means the third Business Day immediately following the last Trading Day of the Final Averaging Period.

"Market Disruption Event" means any of the following events that has occurred: (i) any suspension of, or limitation imposed on, trading by the relevant exchange or quotation system during any period or periods aggregating one half-hour or longer and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to the Common Shares (or any other security into which the Series B Preference Shares become convertible in connection with any Reorganization Event) or in futures or option contracts relating to the Common Shares (or such other security) on the relevant exchange or quotation system; (ii) any event (other than a failure to open or a closure as described below) that disrupts or impairs the ability of market participants during any period or periods aggregating one half-hour or longer in general to effect transactions in, or obtain market values for, the Common Shares (or any other security into which the Series B Preference Shares become convertible in connection with any Reorganization Event) on the relevant exchange or quotation system or futures or options contracts relating to the Common Shares (or such other security) on any relevant exchange or quotation system; or (iii) the failure to open of the exchange or quotation system on which futures or options contracts relating to the Common Shares (or any other security into which the Series B Preference Shares become convertible in connection with any Reorganization Event) are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after-hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

"Maximum Conversion Rate" has the meaning set forth in the definition of Conversion Rate.

"Merger Common Stock" has the meaning specified in Section 13(f)(i).

"Merger Valuation Percentage" has the meaning specified in Section 13(f)(iv).

"Minimum Conversion Rate" has the meaning set forth in the definition of Conversion Rate.

"Minimum Stock Price" has the meaning set forth in the definition of Fundamental Change Conversion Rate.

"Nonpayment Event" has the meaning specified in Section 19(b).

"Officer" means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, or the Secretary of the Company.

"Officers' Certificate" means a certificate of the Company, signed by a duly authorized Officer and the duly authorized principal financial or accounting officer of the Company.

"open of business" means 9:00 a.m. (New York City time).

"Optional Conversion" has the meaning specified in Section 9(a).

"Optional Conversion Date" has the meaning specified in Section 12(a).

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"Parity Shares" means any other class or series of shares of the Company that ranks equally with the Series B Preference Shares with respect to both (a) the payment of dividends (whether such dividends are cumulative or non-cumulative) and (b) the distribution of assets upon a liquidation, dissolution or winding-up of the Company, including the Series A Preference Shares.

"Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

"Preference Shares" means any and all series of preference shares of the Company, including the Series B Preference Shares established hereby.

"Preference Shares Directors" has the meaning specified in Section 19(b).

"Purchased Shares" has the meaning specified in Section 13(a)(v).

"Record Date" means, for purpose of a conversion rate adjustment pursuant to Section 13, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Shares have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Shares entitled to receive such cash, securities or other property (whether such date is fixed by our Board of Directors or by statute, contract or otherwise).

"Record Holders" means, as to any day, the Holders of record of the Series B Preference Shares as they appear on the share register of the Company at the close of business on such day.

"Registrar" means the Transfer Agent.

"Regular Record Date" means, with respect to payments of dividends on the Series B Preference Shares, the 1st calendar day of the month in which the relevant Dividend Payment Date falls or such other record date fixed by our Board of Directors or any duly authorized committee thereof that is not more than 60 nor less than 10 days prior to such Dividend Payment Date but only to the extent a dividend has been declared to be payable on such Dividend Payment Date.

"Relevant Date" has the meaning specified in Section 6(b)(i).

"Reorganization Event" has the meaning specified in Section 13(e).

"Scheduled Trading Day" means a day that is scheduled to be a Trading Day, except that if the Common Shares are not listed on a national securities exchange, "Scheduled Trading Day" means a Business Day.

"Series A Preference Shares" means the Company's 8.25% Non-Cumulative Preference Shares, Series A.

"Share Cap" has the meaning specified in Section 5(e).

"Spin-Off" has the meaning specified in Section 13(a)(iii).

"Stock Price" means (i) in the case of a Fundamental Change described in clause (ii) of the definition of Fundamental Change in which the holders of the Common Shares receive only cash in the Fundamental Change, the cash amount paid per Common Share; and (ii) in the case of any other Fundamental Change, the Average VWAP per Common Share over the 10 Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date.

"Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of the Company.

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"Tax Event" means that as a result of a change in tax law the Company or any successor corporation would be required to pay Additional Amounts with respect to the Series B Preference Shares in accordance with the provisions of Section 6.

"Tax Event Conversion" has the meaning specified in Section 11(a).

"Tax Event Conversion Date" has the meaning specified in Section 11(b).

"Tax Event Conversion Notice" has the meaning specified in Section 11(b).

"Tax Event Conversion Rate" has the meaning specified in Section 11(a).

"Taxing Jurisdiction" has the meaning specified in Section 6(a).

"Threshold Appreciation Price" has the meaning set forth in the definition of Conversion Rate.

"Trading Day" means any day on which (i) there is no Market Disruption Event and (ii) the NASDAQ Global Select Market is open for trading, or, if the Common Shares (or any other security into which the Series B Preference Shares become convertible in connection with any Reorganization Event) are not listed on the NASDAQ Global Select Market, any day on which the principal national securities exchange on which the Common Shares (or such other security) are listed is open for trading, or, if the Common Shares (or such other security) are not listed on a national securities exchange, any Business Day. A "Trading Day" only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

"Transfer Agent" means American Stock Transfer & Trust Company or any successor transfer agent appoint pursuant to Section 26.

"Trigger Event" has the meaning specified in Section 13(a)(iii).

"unit of Exchange Property" has the meaning specified in Section 13(e).

"Voting Preference Shares" means, with regard to any election or removal of a Preference Shares Director or any other matter as to which the holders of Series B Preference Shares are entitled to vote as specified in Section 19 of this Certificate of Designations, any and all series of Parity Shares upon which like voting rights have been conferred and are exercisable with respect to such matter.

"VWAP" per Common Share (or any other security for which a VWAP must be determined) on any Trading Day means such price as displayed under the heading "Bloomberg VWAP" on Bloomberg (or any successor service) page MHLD <Equity> AQR (or its equivalent successor if such page is not available) or, in the case of such other security, the per share volume-weighted average price as displayed on the Bloomberg page with respect to such security, in each case in respect of the period from the scheduled open to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the volume-weighted average price means the market value per Common Share (or such other security) on such Trading Day, as determined using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose.

Section 4. Dividends.

(a) Holders of shares of outstanding Series B Preference Shares shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company lawfully available therefor, cumulative dividends at the rate per annum of 7.25% per share on the Liquidation Preference (the "Annual Dividend Rate") (equivalent to $3.625 per annum per share), payable quarterly on each Dividend Payment Date through September 15, 2016, commencing on December 15, 2013, in cash or, in the case of the dividends payable upon Mandatory Conversion, Optional Conversion, Fundamental Change Conversion or Tax Event Conversion, in cash, Common Shares or a combination thereof in accordance with Section 5. Dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Issue Date, whether or not in any Dividend Period(s) there have been funds of the Company lawfully available for the payment of such dividends and shall accrue, whether or not earned or declared, from and after the Issue Date. Dividends will be payable on a Dividend Payment Date to Holders that are Record Holders as of the Regular Record Date with respect to such Dividend Payment Date, but only to the extent a dividend has been declared to be payable on such Dividend Payment Date, except that dividends payable on the Mandatory Conversion Date will be payable to the Holders presenting the Series B Preference Shares for conversion. If any Dividend Payment Date is not a Business Day, the dividend payable on such date shall be paid on the next Business Day without any adjustment, interest or other penalty in respect of such delay. Accumulations of dividends on Series B Preference Shares shall not bear interest. The amount of dividends payable on each Series B Preference Share for each full Dividend Period shall be computed by dividing the Annual Dividend Rate by four. Dividends payable for any period other than a full Dividend Period (based on the number of days elapsed during such Dividend Period) shall be computed on the basis of days elapsed over a 360-day year consisting of twelve 30-day months.

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(b) No dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding Series B Preference Shares with respect to any Dividend Period unless all dividends for all preceding Dividend Periods shall have been declared and paid or declared and a sufficient sum has been set apart for the payment of such dividends, upon all outstanding Series B Preference Shares.

(c) So long as any Series B Preference Shares remain outstanding for any Dividend Period, no dividend or distribution shall be declared or paid on the Common Shares or any other Junior Shares (other than dividends payable solely in Junior Shares), and no Common Shares or Junior Shares shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Company unless all accrued and unpaid dividends for the latest completed Dividend Period, on all outstanding Series B Preference Shares and Parity Shares have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the Holders of the Series B Preference Shares or Parity Shares on the applicable Regular Record Date or record date for such Parity Shares, as applicable). The foregoing limitations shall not apply to (i) the reclassification of Junior Shares for or into other Junior Shares, or the exchange or conversion of one Junior Share for or into another Junior Share or (ii) the use of the proceeds of a substantially contemporaneous sale of Junior Shares, in each case as permitted by our Bye-Laws in effect on the Issue Date.

(d) When dividends are not paid (or duly provided for) in full on any Dividend Payment Date (or, in the case of Parity Shares having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) upon the Series B Preference Shares and any Parity Shares, all dividends declared by our Board of Directors or a duly authorized committee of the Board of Directors upon the Series B Preference Shares and all such Parity Shares and payable on such Dividend Payment Date (or, in the case of Parity Shares having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared by the Board of Directors or such committee pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all unpaid dividends per Series B Preference Share and all Parity Shares payable on such Dividend Payment Date (or, in the case of Parity Shares having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other. Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors may be declared and paid on any securities of the Company, including Common Shares and other Junior Shares, from time to time out of any funds lawfully available for such payment, and Holders shall not be entitled to participate in any such dividends.

(e) The Company shall not declare or pay a dividend if the Company has reasonable grounds for believing that (i) the Company is or, after giving effect to such payment, would be, unable to pay its liabilities as they become due, or (ii) the realizable value of the Company's assets would thereby be less than the aggregate of the Company's liabilities, or (iii) the Company is or, after such payment, would be in breach of any applicable individual or group solvency and liquidity requirements or applicable individual or group enhanced capital requirements or such other applicable rules, regulations or restrictions as may from time to time be issued by the BMA pursuant to the terms of the Insurance Act 1978 or any successor legislation or then applicable law.

Section 5. Method of Payment of Dividends

(a) All dividends on the Series B Preference Shares, whether or not for a current Dividend Period or any prior Dividend Period, paid prior to any conversion of the Series B Preference Shares shall be paid in cash.

(b) All dividends (or any portion of any dividend) on the Series B Preference Shares, including accrued and unpaid dividends, payable upon a Mandatory Conversion, an Optional Conversion, a Fundamental Change Conversion or a Tax Event Conversion may, in the Company's sole discretion, be paid:

(i) in cash;

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(ii) by delivery of Common Shares (subject to the Share Cap); or

(iii) through payment or delivery, as the case may be, of any combination of cash and Common Shares (subject to the Share Cap).

provided that in the case of a Fundamental Change Conversion that is a Reorganization Event, dividends otherwise payable in Common Shares may be paid by delivery of units of Exchange Property in accordance with Section 13(e); and provided further that if the Board of Directors may not lawfully authorize payment of all or any portion of such accrued and unpaid dividends in cash, it shall authorize payment of such dividends in Common Shares or units of Exchange Property, as the case may be, if lawfully permitted to do so.

(c) If the Company elects to pay any dividend or portion thereof in Common Shares, such shares shall be valued for such purpose at 97% of the Average VWAP per Common Share for the five Trading Days of the applicable Dividend Reference Period. If the Company elects to pay any dividend or portion thereof in units of Exchange Property, the value of such units shall be determined in accordance with Section 13(e).

(d) If the Company elects to pay any dividend or portion thereof in Shares or units of Exchange Property in accordance with Section 5(b):

(i) in the case of a payment of dividends upon a Mandatory Conversion, the Company shall give the Holders notice of any such election and the portion of such payment that will be made in Common Shares no later than 10 Scheduled Trading Days prior to the Mandatory Conversion Date, and the Company shall deliver Common Share and pay cash, if applicable, in respect of such payment on the Mandatory Conversion Date;

(ii) in the case of a payment of dividends upon an Optional Conversion, the Company shall give each converting Holder notice of any such election and the portion of such payment that will be made in Common Shares no later than two Trading Days after the Company receives notice of conversion from such Holder, and the Company shall deliver Common Shares and pay cash, if applicable, in respect of such payment no later than the ninth Trading Day after the applicable Optional Conversion Date, subject to the provisions for accrued dividends as set forth in Section 9(b); and

(iii) in the case of a payment of dividends upon a Fundamental Change Conversion or a Tax Event Conversion, the Company shall give each converting Holder notice of any such election and the portion of such payment that will be made in Common Shares or units of Exchange Property, as the case may be, in the Fundamental Change Company Notice or Tax Event Conversion Notice, as applicable, and the Company shall deliver Common Shares or units of Exchange Property, as the case may be, and pay cash, if applicable, in respect of such payment, in the case of a Fundamental Change Conversion, on the third Business Day following the Conversion Date in respect of such Fundamental Change Conversion and, in the case of a Tax Event Conversion, on the Conversion Date in respect of such Tax Event Conversion.

If the Company does not provide notice of its election to pay any dividend, or a portion thereof, upon the conversion of the Series B Preference Shares pursuant to this Section 5(d) through delivery of Common Shares or units of Exchange Property, as the case may be, or, in connection with a Fundamental Change Conversion, if the Company provides the Fundamental Change Company Notice later than the sixth Scheduled Trading Day prior to the Effective Date of the related Fundamental Change, the Company shall pay such dividend entirely in cash.

(e) Notwithstanding the foregoing, in no event shall the number of Common Shares delivered upon conversion of the Series B Preference Shares, including dividends paid in Common Shares pursuant to this Section 5, Section 8(c), Section 9(b), Section 10(a)(ii) or Section 11(a), exceed an amount per share equal to the product of (i) 2 and (ii) the Maximum Conversion Rate, subject to adjustment in the same manner as each Fixed Conversion Rate pursuant to Section 13 (the "Share Cap"). To the extent that the Company delivers the maximum number of whole Common Shares equal to the Share Cap on the Series B Preference Shares with respect to which the Company has notified the Holder that such dividends would be paid in Common Shares in accordance with Section 5(d), the Company shall be deemed to have paid in full all accrued and unpaid dividends on such Series B Preference Shares. However, in the Company's sole discretion, the Company may elect to pay any amount above the Share Cap that would otherwise be payable in cash to the extent the Company has lawfully available funds to do so.

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Section 6. Payment of Additional Amounts.

(a) The Company will make all payments on the Series B Preference Shares free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which the Company is organized (a "Taxing Jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (i) the laws (or any regulations or rulings promulgated thereunder) of a Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a Taxing Jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the Company will, subject to certain limitations and exceptions described below, pay to the holders of the Series B Preference Shares such additional amounts as dividends as may be necessary so that every net payment made to such holders, after the withholding or deduction, will not be less than the amount provided for in Section 4(a) to be then due and payable (collectively, "Additional Amounts").

(b) The Company will not be required to pay any Additional Amounts for or on account of:

(i) any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder was a resident, citizen, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant Taxing Jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant Taxing Jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such Series B Preference Shares or any Series B Preference Shares presented for payment more than 30 days after the Relevant Date. "Relevant Date" means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the dividend disbursing agent on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to holders, notice to that effect shall have been duly given to the holders of the Series B Preference Shares;

(ii) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference;

(iii) any tax, fee, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference of or any dividends on the Series B Preference Shares;

(iv) any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such Series B Preference Shares to comply with any reasonable request by the Company addressed to the holder within 90 days of such request (1) to provide information concerning the nationality, citizenship, residence or identity of the holder or (2) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant Taxing Jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;

(v) any withholding or deduction required to be made pursuant to any EU Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000, 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or

(vi) any combination of clauses (i), (ii), (iii), (iv) and (v).

(c) In addition, the Company will not pay Additional Amounts with respect to any payment on any such Series B Preference Shares to any holder who is a fiduciary, partnership, limited liability company or other pass-thru entity other than the sole beneficial owner of such Series B Preference Shares if such payment would be required by the laws of the relevant Taxing Jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-thru entity or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such Additional Amounts had it been the holder of the Series B Preference Shares.

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(d) Upon the occurrence of a Tax Event, the Company may at its option cause all (but not less than all) Series B Preference Shares outstanding to be automatically converted into a number of Common Shares based on the Fundamental Change Conversion Rate pursuant to Section 11.

Section 7. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, holders of Series B Preference Shares and any Parity Shares shall be entitled to receive, out of the assets of the Company or proceeds thereof (whether capital or surplus) available for distribution to shareholders of the Company, after satisfaction of all liabilities and obligations to creditors of the Company, if any, but before any distribution of such assets or proceeds is made to or set aside for the holders of Common Shares and any other Junior Shares as to such a distribution, in full a liquidating distribution in an amount equal to the "Liquidation Preference" of US$50.00 per Series B Preference Share, plus any accrued and unpaid dividends, whether or not declared. If in any such distribution, the Company's assets or proceeds thereof are not sufficient to pay the Liquidating Distribution to the Series B Preference Shares and any Parity Shares, distributions will be made pro rata as to the Series B Preference Shares and any Parity Shares but only to the extent the Company has assets available after satisfaction of all liabilities and obligations to creditors of the Company. Holders of Series B Preference Shares will not be entitled to any other amounts from the Company after they have received their full Liquidating Distribution.

(b) Partial Payment. If, in any distribution described in Section 7(a) above, the assets of the Company or proceeds thereof are not sufficient to pay the Liquidation Preferences in full to all holders of Series B Preference Shares and all holders of any Parity Shares, the amounts paid to the holders of Series B Preference Shares and to the holders of all such other Parity Shares shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series B Preference Shares and the holders of all such other Parity Shares but only to the extent the Company has assets or proceeds thereof available after satisfaction of all liabilities to creditors and the claims of holders of any Preference Shares ranking senior to the Series B Preference Shares and such Parity Shares with respect to the distribution of assets upon any liquidation, dissolution or winding-up of the Company. In any such distribution, the "Liquidating Distribution" to any holder of Preference Shares of the Company shall be the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Company available for such distribution), including any accrued and unpaid dividends (whether or not declared) (and, in the case of any holder of shares other than Series B Preference Shares and on which dividends do not accrue on a cumulative basis, an amount equal to any declared and unpaid dividends).

(c) Residual Distributions. If the Liquidating Distributions has been paid in full to all holders of Series B Preference Shares and any holders of Parity Shares and shares ranking senior to the Series B Preference Shares with respect to the distribution of assets upon the liquidation, dissolution or winding-up of the Company, the holders of other shares of the Company shall be entitled to receive all remaining assets of the Company (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets not Liquidation. For purposes of this Section 7, a consolidation, amalgamation, merger, arrangement, reincorporation, de-registration or reconstruction involving the Company or the sale or transfer of all or substantially all of the shares or the property or business of the Company shall not be deemed to constitute a liquidation, dissolution or winding-up.

Section 8. Mandatory Conversion on the Mandatory Conversion Date.

(a) Each Series B Preference Share, unless previously converted in an Optional Conversion, Fundamental Change Conversion or Tax Event Conversion, shall automatically convert on the Mandatory Conversion Date into a number of Common Shares equal to the Conversion Rate ("Mandatory Conversion").

(b) Each of the Fixed Conversion Rates, the Initial Price and the Threshold Appreciation Price shall be subject to adjustment in accordance with the provisions of Section 13.

(c) The Holders of Series B Preference Shares on the Mandatory Conversion Date shall have the right to receive an amount equal to all accrued and unpaid dividends on the Series B Preference Shares (in cash, Common Shares or a combination thereof, at the Company's election, as provided in Section 5), whether or not declared prior to that date, for the then-current Dividend Period ending on September 15, 2016 and for all prior Dividend Periods, so long as the Company is lawfully permitted to pay such dividends at such time.

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Section 9. Optional Conversion at the Option of the Holder.

(a) Other than during the Fundamental Change Conversion Period, Series B Preference Shares are convertible, in whole or in part, at the option of the Holder thereof ("Optional Conversion") at any time prior to September 15, 2016, into Common Shares at the Minimum Conversion Rate, subject to adjustment in accordance with Section 13.

(b) In addition to the number of Common Shares issuable at the Minimum Conversion Rate upon conversion of each Series B Preference Share at the option of the Holder on the Optional Conversion Date, the Company shall pay (in cash, Common Share or a combination thereof, at its election, as provided in Section 5), an amount equal to all accrued and unpaid dividends on such converted Series B Preference Share(s), whether or not declared prior to that date (other than previously declared dividends on the Series B Preference Shares that were paid to Record Holders as of a prior date), for all Dividend Periods ending on or prior to the Dividend Payment Date immediately preceding the Optional Conversion Date, subject to Section 9(c) and the Share Cap and so long as the Company is then lawfully permitted to pay such dividends.

(c) Notwithstanding Section 9(b), if the Conversion Date for any Optional Conversion occurs during the period from the close of business on a Regular Record Date for any declared dividend to the open of business on the immediately following Dividend Payment Date:

(i) the Company shall pay such dividend on the Dividend Payment Date to the Record Holder of the converted Series B Preference Share(s) on such Regular Record Date;

(ii) Series B Preference Share(s) surrendered for conversion during such period must be accompanied by cash in an amount equal to the amount of such dividend for the then-current Dividend Period with respect to the share(s) so converted; and

(iii) the consideration that the Company delivers to the converting Holder on the Optional Conversion Date shall not include any consideration for such dividend.

Section 10. Fundamental Change Conversion.

(a) If a Fundamental Change occurs prior to the Mandatory Conversion Date, the Holders of the Series B Preference Shares shall have the right to convert their Series B Preference Shares during the period (the "Fundamental Change Conversion Period") beginning on, and including, the Effective Date of such Fundamental Change and ending on, but excluding, the earlier of (i) the Mandatory Conversion Date and (ii) the date that is 20 calendar days after the Effective Date (any conversion pursuant to this Section 10, a "Fundamental Change Conversion") into:

(i) a number of Common Shares (or units of Exchange Property in accordance with Section 13(e) if the Fundamental Change also constitutes a Reorganization Event) based on the Fundamental Change Conversion Rate; and

(ii) at the Company's election and subject to the Share Cap, Common Shares or units of Exchange Property, as the case may be, cash or a combination thereof in an amount equal to any accrued and unpaid dividends to the applicable Conversion Date, whether or not declared, on such Series B Preference Shares (in the manner provided in Section 5), to the extent that the Company has lawfully available funds to pay such dividends; provided, however, that if the Conversion Date for such conversion occurs during the period from the close of business on a Regular Record Date for any declared dividend to the open of business on the immediately following Dividend Payment Date, then the Company shall pay such dividend on the Dividend Payment Date to the Record Holder of the converted Series B Preference Share(s) on such Regular Record Date and the consideration that the Company delivers to the converting Holder will not include any consideration for such dividend.

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(b) To the extent practicable, at least 20 calendar days prior to the anticipated Effective Date of the Fundamental Change, but in any event not later than the Effective Date of the Fundamental Change, a written notice (the "Fundamental Change Company Notice") shall be sent by or on behalf of the Company, by first-class mail, postage prepaid, to the Record Holders as they appear on the stock register of the Company; provided that if the Company notifies Holders of a Fundamental Change later than the 20th calendar day prior to the Effective Date of a Fundamental Change, the Fundamental Change Conversion Period will be extended by a number of days equal to the number of days from, and including, the 20th calendar day prior to the Effective Date of the Fundamental Change to, but excluding, the date of the Fundamental Change Company Notice; provided further that the Fundamental Change Conversion Period will not be extended beyond the Mandatory Conversion Date. Such notice shall contain:

(i) the date on which the Fundamental Change is anticipated to be effected;

(ii) the Fundamental Change Conversion Period;

(iii) the instructions a Holder must follow to effect a Fundamental Change Conversion in connection with such Fundamental Change; and

(iv) whether the Company has elected to pay all or any portion of accrued and unpaid dividends in Common Shares or units of Exchange Property, as the case may be, and, if so, the portion thereof (as a percentage) that will be paid in Common Shares or units of Exchange Property;

provided, however, that notwithstanding the foregoing, if the Company delivers the Fundamental Change Company Notice after the date that is six Scheduled Trading Days prior to the Effective Date of the Fundamental Change, the Company will be required to pay all accrued and unpaid dividends in cash. In no event shall the number of Common Shares issued upon conversion of the Series B Preference Shares upon a Fundamental Change, including any Common Shares delivered in connection with any dividend payment, exceed the Share Cap.

(c) To the extent a Holder does not convert its Series B Preference Shares pursuant to this Section 10 and a Reorganization Event has occurred, in lieu of Common Shares, the Company shall pay or deliver, as the case may be, to such Holder on the Mandatory Conversion Date, units of Exchange Property as determined in accordance with Section 13(e).

(d) Upon a Fundamental Change Conversion, the Transfer Agent shall, in accordance with the instructions provided by the Holder thereof in the written notice provided to the Company as set forth above, deliver to the Holder such cash and securities issuable upon such Fundamental Change Conversion, together with payment of cash in lieu of any fraction of a share, as provided in Section 17. Such delivery shall take place upon, and only to the extent of, the consummation of such Fundamental Change Conversion.

(e) In the event that a Fundamental Change Conversion is effected with respect to Series B Preference Shares representing fewer than all of the Series B Preference Shares held by a Holder, upon such Fundamental Change Conversion, the Company shall execute and the Transfer Agent shall countersign and deliver to the Holder thereof, at the expense of the Company, a certificate evidencing the Series B Preference Shares as to which Fundamental Change Conversion was not effected.

Section 11. Tax Event Conversion.

(a) At any time following the occurrence of a Tax Event, the Company shall be entitled (but not obligated), to cause all (but not less than all) Series B Preference Shares outstanding to be automatically converted into a number of Common Shares (the "Tax Event Conversion") based on the Fundamental Change Conversion Rate (the "Tax Event Conversion Rate"). In addition to the number of Common Shares issuable upon conversion of each Series B Preference Share, the Company will pay all accrued and unpaid dividends, whether or not previously declared, on the Series B Preference Shares to, but not including, the Tax Event Conversion Date in, at the Company's election and subject to the Share Cap, Common Shares, cash or a combination thereof (in the manner provided in Section 5), to the extent that the Company has lawfully available funds to pay such dividends, provided, however, that if the Tax Event Conversion Date occurs during the period from the close of business on a Regular Record Date for any declared dividend to the open of business on the immediately following Dividend Payment Date, then the Company shall pay such dividend on the Dividend Payment Date to the Record Holder of the converted Series B Preference Share(s) on such Regular Record Date and the consideration that the Company delivers to the converting Holder will not include any consideration for such dividend.

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(b) To exercise the conversion right specified in Section 11(a), the Company must provide notice to the Holders of the Series B Preference Shares (the "Tax Event Conversion Notice") of the occurrence of such Tax Event and of the Company's election to exercise the related conversion right. Failure to provide such notice to a Holder or any defect in such notice to such Holder shall not affect its sufficiency with respect to other Holders. The conversion date for the Tax Event Conversion will be a date selected by the Company (the "Tax Event Conversion Date") that is no fewer than 20 and no more than 30 Trading Days after the date the Tax Event Conversion Notice is sent to Holders of the Series B Preference Shares. In addition to any information required by applicable law or regulation, the Tax Event Conversion Notice shall state, as appropriate:

(i) the Tax Event Conversion Date; and

(ii) the method for calculating the Tax Event Conversion Rate.

(c) For purposes of determining the Tax Event Conversion Rate, the provisions in Section 10 applicable to the determination of the Fundamental Change Conversion Rate shall apply except that (i) the ''Effective Date'' will be the Tax Event Conversion Date and (ii) the ''Stock Price'' will be the Average VWAP per Common Share over the 10 Trading Day period beginning on, and including, the second Trading Day immediately following the date on which the Tax Event Conversion Notice is sent to Holders of the Series B Preference Share.

Section 12. Conversion Procedures.

(a) To effect an Optional Conversion pursuant to Section 9, a Holder who:

(i) holds a beneficial interest in a Global Preference Share must deliver to DTC the appropriate instruction form for conversion pursuant to DTC's conversion program and, if required, pay all transfer or similar taxes or duties, if any; or

(ii) holds Series B Preference Shares in definitive, certificated form must:

(1) complete and manually sign the conversion notice on the back of the Series B Preference Share certificate or a facsimile of such conversion notice;

(2) deliver the completed conversion notice and the Certificated Series B Preference Shares to be converted to the Conversion Agent;

(3) if required, furnish appropriate endorsements and transfer documents; and

(4) if required, pay all transfer or similar taxes or duties, if any.

The Optional Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (the "Optional Conversion Date"). A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Shares if such Holder exercises its conversion rights, but such Holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Shares in a name other than the name of such Holder. A certificate representing the Common Shares issuable upon conversion shall be issued and delivered to the converting Holder or, if the Series B Preference Shares being converted is in book-entry form, the Common Shares issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case together with delivery by the Company to the converting Holder of any cash to which the converting Holder is entitled, on the later of the third Business Day immediately succeeding the Optional Conversion Date and the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

In the event that an Optional Conversion is effected with respect to Series B Preference Shares representing less than all the Series B Preference Shares held by a Holder, upon such Optional Conversion the Company shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Company, a certificate evidencing the Series B Preference Shares as to which Optional Conversion was not effected, or, if the Series B Preference Shares are held in book-entry form, the Company shall cause the Transfer Agent and Registrar to reduce the number of Series B Preference Shares represented by the global certificate by making a notation on Schedule I attached to the global certificate or otherwise notate such reduction in the register maintained by such Transfer Agent and Registrar.

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(b) To effect a Fundamental Change Conversion pursuant to Section 10, a Holder who

(i) holds a beneficial interest in a Global Preference Share must deliver to DTC the appropriate instruction form for conversion pursuant to DTC's conversion program and, if required, pay all transfer or similar taxes or duties, if any; or

(ii) holds Series B Preference Shares in definitive, certificated form must:

(1) complete and manually sign the conversion notice on the back of the Series B Preference Share certificate or a facsimile of such conversion notice;

(2) deliver the completed conversion notice and the Certificated Series B Preference Shares to be converted to the Conversion Agent;

(3) if required, furnish appropriate endorsements and transfer documents; and

(4) if required, pay all transfer or similar taxes or duties, if any.

The Fundamental Change Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (the "Fundamental Change Conversion Date"). A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Shares if such Holder exercises its conversion rights, but such Holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Shares in a name other than the name of such Holder. A certificate representing the Common Shares issuable upon conversion shall be issued and delivered to the converting Holder or, if the Series B Preference Shares being converted is in book-entry form, the Common Shares issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case together with delivery by the Company to the converting Holder of any cash to which the converting Holder is entitled, on the later of the third Business Day immediately succeeding the Fundamental Change Conversion Date and the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

In the event that a Fundamental Change Conversion is effected with respect to Series B Preference Shares representing less than all the Series B Preference Shares held by a Holder, upon such Fundamental Change Conversion the Company shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Company, a certificate evidencing the Series B Preference Shares as to which Fundamental Change Conversion was not effected, or, if the Series B Preference Shares is held in book-entry form, the Company shall cause the Transfer Agent and Registrar to reduce the number of Series B Preference Shares represented by the global certificate by making a notation on Schedule I attached to the global certificate or otherwise notate such reduction in the register maintained by such Transfer Agent and Registrar.

(c) On the Mandatory Conversion Date, the Fundamental Change Conversion Date, the Tax Event Conversion Date or any Optional Conversion Date (each, a "Conversion Date"), dividends on any Series B Preference Shares converted to Common Shares shall cease to accrue and accumulate, and such Series B Preference Shares shall cease to be outstanding, in each case, subject to the right of Holders of such shares to receive Common Shares into which such Series B Preference Shares are convertible and any accrued and unpaid dividends on such shares to which such Holders are otherwise entitled pursuant to Section 8, Section 9, Section 10 or Section 11, as applicable.

(d) The Person or Persons entitled to receive the Common Shares issuable upon any conversion shall be treated for all purposes as the record holder(s) of such Common Shares as of the close of business on the applicable Conversion Date. Except as provided in Section 13(c)(ii), prior to the close of business on the applicable Conversion Date, Common Shares issuable upon conversion of any Series B Preference Shares shall not be deemed outstanding for any purpose, and Holders of Series B Preference Shares shall have no rights with respect to the Common Shares (including without limitation voting rights, rights to respond to tender offers for the Common Shares and rights to receive any dividends or other distributions on the Common Shares) by virtue of holding Series B Preference Shares.

(e) In the event that a Holder of Series B Preference Shares shall not by written notice designate the name in which Common Shares to be issued upon conversion of such Series B Preference Shares should be registered, the Company shall be entitled to register such shares, and make such payment, in the name of the Holder of such Series B Preference Shares as shown on the records of the Company.

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Section 13. Conversion Rate Adjustments to the Fixed Conversion Rates.

(a) Each Fixed Conversion Rate shall be adjusted from time to time as follows:

(i) If the Company issues Common Shares as a dividend or distribution to all or substantially all holders of the Common Shares, or if the Company effects a subdivision or combination (including, without limitation, a reverse stock split) of the Common Shares, each Fixed Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 × (OS1 / OS0)

where,

CR0	=	the Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution or immediately prior to the open of business on the effective date for such subdivision or combination, as the case may be;

CR1	=	the Fixed Conversion Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such effective date, as the case may be;

OS0	=	the number of Common Shares outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such effective date, as the case may be (and prior to giving effect to such event); and

OS1	=	the number of Common Shares that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.

Any adjustment made under this clause (i) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date for such subdivision or combination, as the case may be. If any dividend, distribution, subdivision or combination of the type described in this clause (i) is declared but not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the earlier of (a) the date the Board of Directors determines not to pay or make such dividend, distribution, subdivision or combination and (b) the date the dividend or distribution was to be paid or the date the subdivision or combination was to have been effective, to the Fixed Conversion Rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared.

(ii) If the Company issues to all or substantially all holders of the Common Shares any rights, options or warrants (other than pursuant to any shareholder rights plan) entitling them for a period expiring 45 days or less from the date of issuance of such rights, options or warrants to subscribe for or purchase Common Shares at less than the Current Market Price per Common Share as of the announcement date for such issuance, each Fixed Conversion Rate will be increased based on the following formula:

CR1	=	CR0 × (OS0 + X) / (OS0 + Y)

where,

CR0	=	the Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such issuance;

CR1	=	the Fixed Conversion Rate in effect immediately after the close of business on such Record Date;

OS0	=	the number of Common Shares outstanding immediately prior to the close of business on such Record Date;

X	=	the total number of Common Shares issuable pursuant to such rights, options or warrants; and

Y	=	the aggregate price payable to exercise such rights, options or warrants, divided by the Current Market Price.

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Any increase in the Fixed Conversion Rates made pursuant to this clause (ii) shall become effective immediately after the close of business on the Record Date for such issuance. To the extent such rights, options or warrants are not exercised prior to their expiration or termination, each Fixed Conversion Rate shall be decreased, effective as of the date of such expiration or termination, to the Fixed Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights, options or warrants are not so issued, each Fixed Conversion Rate shall be decreased, effective as of the earlier of (a) the date the Board of Directors determines not to issue such rights, options or warrants and (b) the date such rights, options or warrants were to have been issued, to the Fixed Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this clause (ii), in determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase Common Shares at less than the Current Market Price per Common Share as of the announcement date for such issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

(iii) If the Company pays a dividend or other distribution to all or substantially all holders of Common Share of shares of the Company's capital stock (other than Common Shares), evidences of the Company's indebtedness, the Company's assets or rights to acquire the capital stock, indebtedness or assets of the Company, excluding:

(1) any dividend, distribution or issuance as to which an adjustment was effected pursuant to clause (i) or (ii) above;

(2) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (iv) below; and

(3) Spin-Offs as to which the provisions set forth below in this clause (iii) apply,

then each Fixed Conversion Rate shall be increased based on the following formula:

CR1	=	CR0 × SP0 / (SP0 - FMV)

where,

CR0	=	the Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1	=	the Fixed Conversion Rate in effect immediately after the close of business on such Record Date;

SP0	=	the Current Market Price per Common Share as of such Record Date; and

FMV	=	the fair market value (as determined in good faith by the Board of Directors) on the Record Date for such dividend or distribution of shares of the Company's capital stock (other than Common Shares), evidences of the Company's indebtedness, the Company's assets or rights to acquire the capital stock, indebtedness or assets of the Company, expressed as an amount per Common Share.

If the Board of Directors determines the "FMV" (as defined above) of any dividend or other distribution for purposes of this clause (iii) by referring to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period in computing the Current Market Price per Common Share as of the Record Date for such dividend or other distribution. Notwithstanding the foregoing, if "FMV" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each Holder of Series B Preference Shares shall receive, in respect of each share thereof, at the same time and upon the same terms as holders of Common Shares receive the shares of the Company's capital stock (other than Common Shares), evidences of the Company's indebtedness, the Company's assets or rights to acquire the capital stock, indebtedness or assets of the Company that such Holder would have received if such Holder owned a number of Common Shares equal to the Maximum Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or other distribution.

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Any increase made under the portion of this clause (iii) shall become effective immediately after the close of business on the Record Date for such dividend or other distribution. If such dividend or distribution is not so paid or made, each Fixed Conversion Rate shall be decreased, effective as of the earlier of (a) the date the Board of Directors determines not to pay the dividend or other distribution and (b) the date such dividend or distribution was to have been paid, to the Fixed Conversion Rate that would then be in effect if the dividend or other distribution had not been declared.

Notwithstanding the foregoing, if the transaction that gives rise to an adjustment pursuant to this clause (iii) is one pursuant to which the payment of a dividend or other distribution on the Common Shares consists of shares of capital stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (a "Spin-Off") that are, or, when issued, will be, traded on a U.S. national securities exchange, then each Fixed Conversion Rate shall instead be increased based on the following formula:

CR1	=	CR0 × (FMV0 + MP0) / MP0

where,

CR0	=	the Fixed Conversion Rate in effect at the close of business on the tenth Trading Day immediately following, and including, the date on which "ex-dividend trading" commences for such dividend or distribution on the relevant exchange;

CR1	=	the Fixed Conversion Rate in effect immediately after the close of business on the tenth Trading Day immediately following, and including, the date on which "ex-dividend trading" commences for such dividend or distribution on the relevant exchange;

FMV0	=	the Average VWAP per share of such capital stock or similar equity interests distributed to holders of the Common Shares applicable to one Common Share over the 10 consecutive Trading Day period commencing on, and including, the date on which "ex-dividend trading" commences for such dividend or distribution on the relevant exchange; and

MP0	=	the Average VWAP per Common Share over the 10 consecutive Trading Day period commencing on, and including, the date on which "ex-dividend trading" commences for such dividend or distribution on the relevant exchange.

The adjustment to each Fixed Conversion Rate under the immediately preceding paragraph shall occur at the close of business on the 10th consecutive Trading Day immediately following, and including, the date on which "ex-dividend trading" commences for such dividend or distribution on the relevant exchange, but will be given effect as of the open of business on the date immediately succeeding the Record Date for such dividend or distribution on the relevant exchange. The Company shall delay the settlement of any conversion of the Series B Preference Shares if the Conversion Date occurs after the Record Date for such dividend or distribution and prior to the end of such 10 consecutive Trading Day period. In such event, the Company shall deliver the Common Shares issuable in respect of such conversion (based on the adjusted Fixed Conversion Rates) on the first Business Day immediately following the last Trading Day of such 10 consecutive Trading Day period.

For purposes of this clause (iii) (and subject in all respect to clause (ii)), rights, options or warrants distributed by the Company to all or substantially all holders of its Common Shares entitling them to subscribe for or purchase shares of the Company's capital stock, including Common Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such Common Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Shares, shall be deemed not to have been distributed for purposes of this clause (iii) (and no adjustment to the Conversion Rate under this clause (iii) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Conversion Rates shall be made under this clause (iii). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Conversion Rates under this clause (iii) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Fixed Conversion Rates shall be readjusted as if such rights, options or warrants had not been issued and (y) the Fixed Conversion Rates shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Conversion Rates shall be readjusted as if such rights, options and warrants had not been issued.

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For purposes of clause (i), clause (ii) and this clause (iii), if any dividend or distribution to which this clause (iii) is applicable includes one or both of: (A) a dividend or distribution of Common Share to which clause (i) is applicable (the "Clause A Distribution"); or (B) an issuance of rights, options or warrants to which clause (ii) is applicable (the "Clause B Distribution"), then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this clause (iii) is applicable (the "Clause C Distribution") and any Fixed Conversion Rate adjustment required by this clause (iii) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Fixed Conversion Rate adjustment required by clause (i) and clause (ii) with respect thereto shall then be made, except that, if determined by the Company (I) the "Record Date" of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any Common Shares included in the Clause A Distribution or Clause B Distribution shall be deemed not to be "outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on the effective date" within the meaning of clause (i) or "outstanding immediately prior to the close of business on such Record Date" within the meaning of clause (ii).

(iv) If the Company pays or makes a distribution consisting exclusively of cash to all or substantially all holders of the Common Shares, excluding (a) any regular quarterly cash dividend on the Common Shares to the extent that the aggregate cash dividend per Common Share does not exceed the Dividend Threshold Amount, (b) any cash that is distributed as part of a distribution referred to in clause (iii) above and (c) any consideration payable in connection with a tender or exchange offer made by the Company or any of the Company's Subsidiaries referred to in clause (v) below, each Fixed Conversion Rate shall be increased based on the following formula:

CR1	=	CR0 × (SP0 – T)/ (SP0 – C)

where,

CR0	=	the Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1	=	the Fixed Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

SP0	=	the Current Market Price per Common Share as of the Record Date for such distribution;

T	=	the Dividend Threshold Amount; provided that if the distribution is not a regular quarterly cash dividend, the Dividend Threshold amount shall be deemed to be zero; and

C	=	an amount of cash per Common Share that the Company distributes to holders of the Common Shares.

The adjustment to each Fixed Conversion Rate made pursuant to this clause (iv) shall become effective immediately after the close of business on the Record Date for such distribution. Notwithstanding the foregoing, if "C" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each Holder of Series B Preference Shares shall receive, in respect of each share thereof, at the same time and upon the same terms as holders of Common Share, the amount of cash that such Holder would have received if such Holder owned a number of Common Shares equal to the Maximum Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution. If such distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the earlier of (a) the date the Board of Directors determines not to pay such dividend and (b) the date such dividend was to have been paid, to the Fixed Conversion Rate that would then be in effect if such distribution had not been declared.

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(v) If the Company or one or more of its Subsidiaries purchases Common Shares pursuant to a tender offer or exchange offer and the cash and value of any other consideration included in the payment per Common Share validly tendered or exchanged exceeds the Average VWAP per Common Share over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the "Expiration Date"), each Fixed Conversion Rate shall be increased based on the following formula:

CR1	=	CR0 × (FMV + (SP1 × OS1)) / (SP1 × OS0)

where:

CR0	=	the Fixed Conversion Rate in effect immediately prior to the close of business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CR1	=	the Fixed Conversion Rate in effect immediately after the close of business on the tenth Trading Day immediately following, and including, the trading day next succeeding the Expiration Date;

FMV	=	the fair market value (as determined in good faith by the Board of Directors) as of the Expiration Date of the aggregate value of all cash and any other consideration paid or payable for Common Shares validly tendered or exchanged and not withdrawn as of the Expiration Date (the "Purchased Shares");

OS1	=	the number of Common Shares outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the "Expiration Time"), less any Purchased Shares;

OS0	=	the number of Common Shares outstanding at the Expiration Time, including any Purchased Shares; and

SP1	=	the Average VWAP per Common Share for the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to each Fixed Conversion Rate under this clause (v) shall occur at the close of business on the 10th consecutive Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date, but will be given effect as of the open of business on the Expiration Date. The Company shall delay the settlement of any conversion of Series B Preference Shares if the Conversion Date occurs during such 10 consecutive Trading Day period. In such event, the Company shall deliver the Common Shares issuable in respect of such conversion (based on the adjusted Fixed Conversion Rates) on the first Business Day immediately following the last Trading Day of such 10 consecutive Trading Day period.

(vi) If the Company has in effect a shareholder rights plan while any Series B Preference Shares remain outstanding, Holders of Series B Preference Shares shall receive, upon a conversion of Series B Preference Shares, in addition to Common Shares, rights under the Company's shareholder rights agreement unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Shares. If the rights provided for in the shareholder rights plan have separated from the Common Shares in accordance with the provisions of the applicable shareholder rights agreement so that Holders of Series B Preference Shares would not be entitled to receive any rights in respect of the Common Shares, if any, that the Company is required to deliver upon conversion of Series B Preference Shares, each Fixed Conversion Rate shall be adjusted at the time of separation as if the Company had distributed to all holders of the Common Shares, capital stock (other than Common Shares), evidences of the Company's indebtedness, the Company's assets or rights to acquire the capital stock, indebtedness or assets of the Company pursuant to clause (iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. A distribution of rights pursuant to a shareholder rights plan will not trigger an adjustment to the Fixed Conversion Rates pursuant to clauses (ii) or (iii) above.

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(b) Adjustment for Tax Reasons. The Company may make such increases in each Fixed Conversion Rate, in addition to any other increases required by this Section 13, if the Board of Directors deems it advisable in order to avoid or diminish any income tax to holders of the Common Shares resulting from any dividend or distribution of the Company's shares (or issuance of rights or warrants to acquire shares) or from any event treated as such for income tax purposes or for any other reasons; provided that the same proportionate adjustment must be made to each Fixed Conversion Rate.

(c) Calculation of Adjustments; Adjustments to Threshold Appreciation Price, Initial Price.

(i) No adjustment in the Fixed Conversion Rates will be required unless the adjustment would require an increase or decrease of at least 1% of the Fixed Conversion Rates. If the adjustment is not made because the adjustment does not change the Fixed Conversion Rates by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/10,000th of a share. Notwithstanding the foregoing, all adjustments not previously made shall be made upon any Mandatory Conversion, Optional Conversion, Fundamental Change Conversion or Tax Event Conversion. If an adjustment is made to the Fixed Conversion Rates pursuant to this Section 13, an inversely proportional adjustment shall also be made to the Threshold Appreciation Price and the Initial Price solely for purposes of determining which of clauses (i), (ii) and (iii) of the definition of Conversion Rate shall apply on the Conversion Date. Such adjustment shall be made by dividing each of the Threshold Appreciation Price and the Initial Price by a fraction, the numerator of which shall be either Fixed Conversion Rate immediately after such adjustment pursuant to clause (i), (ii), (iii), (iv) or (v) of Section 13(a) or Section 13(b) and the denominator of which shall be such Fixed Conversion Rate immediately before such adjustment. Whenever the Company is required to calculate the VWAP per Common Share over a span of multiple days, the Board of Directors or an authorized committee thereof will make appropriate adjustments (including, without limitation, to the Applicable Market Value, the Stock Price and the Average VWAP (as the case may be)) to account for any adjustments to the Initial Price, the Threshold Appreciation Price and the Fixed Conversion Rates (as the case may be) that become effective, or any event that would require such an adjustment if the Record Date, ex-dividend date, Effective Date or Expiration Date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).

(ii) No adjustment to the Fixed Conversion Rates need be made if Holders participate in the transaction that would otherwise require an adjustment (other than in the case of a share split or share combination), at the same time, upon the same terms and otherwise on the same basis as holders of the Common Shares and solely as a result of holding Series B Preference Shares, as if such Holders held a number of Common Share equal to the Maximum Conversion Rate as of the Record Date for such transaction, multiplied by the number of Series B Preference Shares held by such Holders. For the avoidance of doubt, with respect to any adjustment to the Fixed Conversion Rates occurring after the end of the Final Averaging Period and before the Conversion Date, Holders shall either convert based on such adjusted Fixed Conversion Rates or be entitled to participate in the transaction that would otherwise require such adjustment as set forth in the preceding sentence.

(iii) The Fixed Conversion Rates shall not be adjusted upon:

(1) the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company's securities and the investment of additional optional amounts in the Common Shares under any plan;

(2) the issuance of any Common Share or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of the Company;

(3) the issuance of any Common Shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the Issue Date;

(4) payment of regular quarterly dividends on the Common Shares not in excess of the Dividend Threshold Amount; or

(5) a change solely in the par value of the Common Shares.

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(d) Notice of Adjustment. Whenever a Fixed Conversion Rate, Fundamental Change Conversion Rate or Tax Event Conversion Rate, as applicable, is to be adjusted, the Company shall: (i) compute such adjusted Fixed Conversion Rate, Fundamental Change Conversion Rate or Tax Event Conversion Rate, as applicable, and prepare and transmit to the Transfer Agent an Officers' Certificate setting forth such adjusted Fixed Conversion Rate, Fundamental Change Conversion Rate or Tax Event Conversion Rate, as applicable, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based; (ii) as soon as practicable following the determination of a revised Fixed Conversion Rate, Fundamental Change Conversion Rate or Tax Event Conversion Rate, as applicable, provide, or cause to be provided, a written notice to the Holders of the Series B Preference Shares of the occurrence of such event and (iii) as soon as practicable following the determination of a revised Fixed Conversion Rate, Fundamental Change Conversion Rate or Tax Event Conversion Rate, as applicable, provide, or cause to be provided, to the Holders of the Series B Preference Shares a statement setting forth in reasonable detail the method by which the adjustment to such Fixed Conversion Rate, Fundamental Change Conversion Rate or Tax Event Conversion Rate, as applicable, was determined and setting forth such revised Fixed Conversion Rate, Fundamental Change Conversion Rate or Tax Event Conversion Rate, as applicable.

(e) Recapitalizations, Reclassifications and Changes of the Common Shares. In the event of:

(i) any recapitalization, reclassification or change of the Common Shares (other than changes only in par value or resulting from a subdivision or combination);

(ii) any consolidation or merger of the Company with or into another Person;

(iii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the Company's and its Subsidiaries' property and assets; or

(iv) any statutory exchange of the Company's securities with another Person (other than in connection with a merger or acquisition), any reclassification or any binding share exchange which reclassifies or changes the outstanding Common Shares;

in each case as a result of which the Common Shares are exchanged for, or converted into, other securities, property or assets (including cash or any combination thereof) (any such event, a "Reorganization Event"), then, at and after the effective time of such Reorganization Event, each Series B Preference Share outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders of the Series B Preference Share, become convertible into the kind and amount of such other securities, property or assets (including cash or any combination thereof) that holders of the Common Shares received in such Reorganization Event (the "Exchange Property"), and, prior to or at the effective time of such Reorganization Event, the Company shall amend this Certificate of Designations to provide for such change in the convertibility of the Series B Preference Shares; provided that if the kind and amount of Exchange Property receivable upon such Reorganization Event is not the same for each Common Share held immediately prior to such Reorganization Event by a Person, then the Exchange Property receivable upon such Reorganization Event shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Shares that affirmatively make an election (or of all such holders if none makes an election). If a Conversion Date follows a Reorganization Event, the Conversion Rate then in effect shall be applied on the Conversion Date to the amount of such Exchange Property received per Common Share in the Reorganization Event (a "unit of Exchange Property"), as determined in accordance with this Section 13(e). For the purpose of determining which clause of the definition of Conversion Rate shall apply on any such Conversion Date and for the purpose of calculating the Conversion Rate if clause (ii) of the definition thereof is applicable, the value of a unit of Exchange Property shall be determined in good faith by the Board of Directors, except that if a unit of Exchange Property includes common stock or American Depositary Receipts ("ADRs") that are traded on a U.S. national securities exchange, the value of such common stock or ADRs shall be the Average VWAP for a share of such common stock or a single ADR, as the case may be, for the Final Averaging Period. For the purpose of paying accrued and unpaid dividends in units of Exchange Property in accordance with Section 5, the value of a unit of Exchange Property shall equal 97% of the value determined pursuant to the immediately preceding sentence.

The above provisions of this Section 13(e) shall similarly apply to successive Reorganization Events and the provisions of Section 13 shall apply to any shares of capital stock of the Company (or any successor) received by the holders of Common Shares in any such Reorganization Event.

The Company (or any successor) shall, as soon as reasonably practicable (but in any event within 20 days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such Reorganization Event and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 13(e).

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(f) Dividend Threshold Amount Adjustment. In connection with any Reorganization Event, the Dividend Threshold Amount shall be subject to adjustment as described in clause (i), clause (ii) or clause (iii) below, as the case may be.

(i) In the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, pursuant to Section 13(e) and excluding any dissenters' appraisal rights) is composed entirely of shares of common stock (the "Merger Common Stock"), the Dividend Threshold Amount at and after the effective time of such Reorganization Event shall be equal to (x) the Dividend Threshold Amount immediately prior to the effective time of such Reorganization Event, divided by (y) the number of shares of Merger Common Stock that a holder of one Common Share would receive in such Reorganization Event (such quotient rounded down to nearest cent).

(ii) In the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, pursuant to Section 13(e) and excluding any dissenters' appraisal rights) is composed in part of shares of Merger Common Stock, the Dividend Threshold Amount at and after the effective time of such Reorganization Event shall be equal to (x) the Dividend Threshold Amount immediately prior to the effective time of such Reorganization Event, multiplied by (y) the Merger Valuation Percentage for such Reorganization Event (such quotient rounded down to nearest cent).

(iii) For the avoidance of doubt, in the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, pursuant to Section 13(e) and excluding any dissenters' appraisal rights) is composed entirely of consideration other than shares of common stock, the Dividend Threshold Amount at and after the effective time of such Reorganization Event shall be equal to zero.

(iv) The "Merger Valuation Percentage" for a Reorganization Event shall be equal to (x) the Average VWAP of one share of Merger Common Stock over the five consecutive Trading Day period immediately preceding, and excluding, the effective date of the Reorganization Event, divided by (y) the Average VWAP of one Common Share over such period.

For purposes of this Section 13, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares.

Section 14. No Sinking Fund. The Series B Preference Shares are not subject to any mandatory redemption, sinking fund, or other similar provisions. Holders of Series B Preference Shares have no right to require redemption or repurchase of any shares of Series B Preference Shares.

Section 15. Reservation of Common Shares.

(a) The Company shall at all times reserve and keep available out of its authorized and unissued Common Shares or shares held in the treasury of the Company, solely for issuance upon the conversion of Series B Preference Shares as herein provided, free from any preemptive or other similar rights, a number of Common Share equal to the Share Cap times the number of Series B Preference Shares then outstanding.

(b) Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of Series B Preference Shares, as herein provided, Common Shares reacquired and held in the treasury of the Company (in lieu of the issuance of authorized and unissued Common Shares), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) All Common Shares delivered upon conversion of the Series B Preference Shares shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d) Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series B Preference Shares, the Company shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

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(e) The Company hereby covenants and agrees that, if at any time the Common Shares shall be listed on the NASDAQ Global Select Market or any other national securities exchange or automated quotation system, the Company shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Shares shall be so listed on such exchange or automated quotation system, all Common Shares issuable upon conversion of the Series B Preference Shares; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Shares until the first conversion of Series B Preference Shares into Common Share in accordance with the provisions hereof, the Company covenants to list such Common Shares issuable upon conversion of the Series B Preference Shares in accordance with the requirements of such exchange or automated quotation system at such time.

Section 16. [Reserved]

Section 17. Fractional Shares.

(a) No fractional Common Shares or any fractional shares of other common stock included in the Exchange Property shall be issued as a result of any conversion of Series B Preference Shares or as a result of any payment of dividends on the Series B Preference Shares in Common Shares or units of Exchange Property.

(b) In lieu of any fractional Common Share or any fractional share of other common stock included in the Exchange Property otherwise issuable in respect of any Mandatory Conversion, Optional Conversion, Fundamental Change Conversion or Tax Event Conversion or as a result of the election of the Company to pay a dividend in Common Shares or units of Exchange Property in accordance with Section 5, the Company shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the VWAP per Common Share or such other common stock on the Trading Day immediately preceding (x) the Conversion Date or (y) the date on which such dividend is distributed, as applicable.

Section 18. Multiple Series B Preference Shares. If more than one share of the Series B Preference Shares is surrendered for conversion at one time by or for the same Holder, the number of full Common Share or full shares of other common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series B Preference Shares so surrendered. If the Company pays dividends in Common Shares or other common stock on more than one share of the Series B Preference Shares held at any one time by or for the same Holder, the number of full Common Shares or full shares of other common stock payable in connection with such dividend shall be computed on the basis of the aggregate number of Series B Preference Shares so held.

Section 19. Voting Rights.

(a) General. The holders of Series B Preference Shares shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Right To Elect Two Directors Upon Nonpayment Events. Whenever dividends on any Series B Preference Shares shall not have been declared and paid for the equivalent of six or more Dividend Periods, whether or not for consecutive Dividend Periods (a "Nonpayment Event"), the holders of Series B Preference Shares, together with the holders of any outstanding shares of Voting Preference Shares, voting together as a single class, shall be entitled to elect two additional directors to the board of directors of the Company (the "Preference Shares Directors"), provided that it shall be a qualification for election for any such Preference Shares Director that the election of such director shall not cause the Company to violate the corporate governance requirements of any securities exchange or other trading facility on which securities of the Company may then be listed or quoted that listed or quoted companies must have a majority of independent directors. Each Preference Shares Director will be added to an already existing class of directors. The number of Preference Shares Directors on the Board of Directors shall never be more than two at any one time.

In the event that the holders of the Series B Preference Shares, and any such other holders of Voting Preference Shares, shall be entitled to vote for the election of the Preference Shares Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the Series B Preference Shares or of any other such series of Voting Preference Shares then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders of the Company, in which event such election shall be held only at such next annual or special general meeting of shareholders), and at each subsequent annual general meeting of shareholders of the Company, so long as the rights related to a Nonpayment Event remain in effect. Such request to call a special general meeting for the initial election of the Preference Shares Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series B Preference Shares or Voting Preference Shares, and delivered to the Secretary of the Company in such manner as provided for in Section 22 below, or as may otherwise be required by Bermuda law and regulation.

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If and when all accumulated dividends for at least four consecutive dividend periods have been paid in full on the Series B Preference Shares following a Nonpayment Event (or declared and a sum sufficient for payment thereof set aside), then the right of the holders of Series B Preference Shares to elect the Preference Shares Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event pursuant to this Section 19) and the number of Dividend Periods in which dividends have not been declared and paid shall be reset to zero, and, if and when any rights of holders of Series B Preference Shares and Voting Preference Shares to elect the Preference Shares Directors shall have ceased, the terms of office of all the Preference Shares Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for four consecutive Dividend Periods following a Nonpayment Event, the Company may take account of any dividends it elects to pay for such a Dividend Period after the regular Dividend Payment Date for that period has passed.

Any Preference Shares Director may be removed at any time without cause by the holders of record of a majority of the aggregate voting power, as determined by the Bye-Laws of the Company, of Series B Preference Shares and Voting Preference Shares then outstanding (voting together as a single class), when they have the voting rights described above. Until the right of the holders of Series B Preference Shares and any Voting Preference Shares to elect the Preference Shares Directors shall cease, any vacancy in the office of a Preference Shares Director (other than prior to the initial election of Preference Shares Directors after a Nonpayment Event) may be filled by the written consent of the Preference Shares Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series B Preference Shares and any Voting Preference Shares (voting together as a single class), when they have the voting rights described above. Any such vote of shareholders to remove, or to fill a vacancy in the office of, a Preference Shares Director may be taken only at a special meeting of such shareholders, called as provided above for an initial election of Preference Shares Directors after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special general meeting of the shareholders of the Company, in which event such election shall be held at such next annual or special general meeting of shareholders). The Preference Shares Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preference Shares Director elected at any special general meeting of shareholders of the Company or by written consent of the other Preference Shares Director shall hold office until the next annual general meeting of the shareholders of the Company if such office shall not have previously terminated as above provided.

(c) Variation of Rights. In addition to any other vote or consent of stockholders required by law or the Bye-Laws, the affirmative vote or consent of the holders of at least 66 2/3% in voting power of the outstanding mandatory convertible preference shares, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for such purpose, or by written consent in lieu of such meeting, will be required to:

(i) amend or alter this Certificate of Designations or the Bye-Laws to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of our capital stock ranking senior to the Series B Preference Shares with respect to either or both the payment of dividends and/or the distribution of assets on our liquidation, dissolution or winding up;

(ii) amend, alter or repeal any provision of the this Certificate of Designations or the Bye-Laws (including, unless no vote on such merger or consolidation is required in accordance with clause (iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Series B Preference Shares; or

(iii) consummate a binding share exchange or reclassification involving the Series B Preference Shares, or of a merger or consolidation of the Company with another corporation or other entity, unless in each case (x) Series B Preference Shares remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Series B Preference Shares immediately prior to such consummation, taken as a whole;

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provided, however, that the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of preference shares, or any securities convertible into or exchangeable or exercisable for any other series of preference shares, ranking equally with and/or junior to the Series B Preference Shares with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon our liquidation, dissolution or winding up will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the Holders of outstanding Series B Preference Shares.

(d) Changes Not Requiring Consent. Subject to applicable Bermuda law and regulation, without the consent of the Holders of the Series B Preference Shares, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions, of the Series B Preference Shares taken as a whole, the Board of Directors of the Company, by resolution, may amend, alter, supplement or repeal any terms of the Series B Preference Shares:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series B Preference Shares that is not inconsistent with the provisions of this Certificate of Designations;

provided that any such amendment, alteration, supplement or repeal of any terms of the Series B Preference Shares effected in order to conform the terms thereof to the description of the terms of the Series B Preference Shares set forth under "Description of the Mandatory Convertible Preference Shares" in the prospectus supplement, dated September 25, 2013, to the prospectus, dated May 30, 2012, of the Company relating to the offer and sale of the Series B Preference Shares, shall be deemed not to adversely affect the rights, preferences, privileges and voting powers of the Series B Preference Shares, taken as a whole.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series B Preference Shares (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Bye-Laws, applicable law and any national securities exchange or other trading facility on which the Series B Preference Shares is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series B Preference Shares and any Voting Preference Shares has been cast or given on any matter on which the Holders of Series B Preference Shares are entitled to vote shall be determined by the Company by reference to the aggregate voting power, as determined by the Bye-Laws, of the shares voted or covered by the consent.

(f) Bye-Laws. For the avoidance of doubt, the provisions of this Section 19 shall be subject to Bye-Laws 20 through 42 inclusive (as may be amended, restated, supplemented, altered or modified from time to time) of the Bye-Laws of the Company.

Section 20. Ranking. The Series B Preference Shares will, with respect to the payment of dividends and distributions of assets upon liquidation, dissolution and winding-up, rank senior to Junior Shares, pari passu with any Parity Shares of the Company, including other series of Preference Shares of the Company that the Company may issue from time to time in the future the terms of which provide that they rank equally with the Series B Preference Shares with respect to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding-up of the Company and junior to any shares hereafter issued by the Company that by their terms are designated to rank senior to the Series B Preference Shares as to the payment of dividends and distributions upon the liquidation or dissolution or winding-up of the Company.

Section 21. Record Holders. To the fullest extent permitted by applicable law, the Company and the Transfer Agent for the Series B Preference Shares may deem and treat the Holder of any Series B Preference Share as the true and lawful owner thereof for all purposes, and neither the Company nor such Transfer Agent shall be affected by any notice to the contrary.

Section 22. Notices. All notices or communications in respect of Series B Preference Shares shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, the Bye-Laws or by applicable law. Notwithstanding the foregoing, if Series B Preference Shares are issued in book-entry form through DTC or any similar facility, such notices may be given to the Holders of Series B Preference Shares in any manner permitted by such facility.

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Section 23. No Preemptive Rights; No Redemption Right. No Series B Preference Shares shall have any rights of preemption whatsoever as to, or any preferential right to purchase or subscribe to, any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted. The Series B Preference Shares will not be redeemable.

Section 24. Other Rights. The Series B Preference Shares shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Bye-Laws or as provided by applicable law.

Section 25. Replacement Share Certificates.

(a) If physical certificates are issued, and any of the Series B Preference Share certificates shall be mutilated, lost, stolen or destroyed, the Company shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Series B Preference Share certificate, or in lieu of and substitution for the Series B Preference Share certificate lost, stolen or destroyed, a new Series B Preference Share certificate of like tenor and representing an equivalent amount of Series B Preference Shares, but only upon receipt of evidence of such loss, theft or destruction of such Series B Preference Share certificate and indemnity, if requested, satisfactory to the Company and the Transfer Agent.

(b) The Company is not required to issue any certificate representing the Series B Preference Shares on or after the Mandatory Conversion Date. In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, shall deliver the Common Shares issuable pursuant to the terms of the Series B Preference Shares formerly evidenced by the certificate.

Section 26. Transfer Agent, Registrar, Conversion and Dividend Disbursing Agent. The duly appointed transfer agent, registrar, conversion and dividend disbursing agent for the Series B Preference Shares shall be the Transfer Agent. The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders of the Series B Preference Shares.

Section 27. Form.

(a) The Series B Preference Shares shall be issued in global form ("Global Preference Shares") eligible for book-entry settlement with DTC or another depositary reasonably acceptable to the Company (the "Depositary"), represented by one or more share certificates in global form registered in the name of the Depositary or a nominee of the Depositary bearing the form of global securities legend set forth in Exhibit A (which is hereby incorporated in and expressly made a part of this Certificate of Designations). The aggregate number of Series B Preference Shares represented by each share certificate representing Global Preference Shares may from time to time be increased or decreased by a notation by the Registrar and Transfer Agent on Schedule I attached to the share certificate.

(b) Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Certificate of Designations, with respect to any Global Preference Shares, and the Depositary shall be treated by the Company, the Registrar and any agent of the Company or the Registrar as the absolute owner of the Series B Preference Shares. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Registrar or any agent of the Company or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Series B Preference Shares. The Holders may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Series B Preference Shares or this Certificate of Designations.

(c) Transfers of a Global Preference Share shall be limited to transfers of such Global Preference Share in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

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(d) If DTC is at any time unwilling or unable to continue as Depositary for the Global Preference Shares or DTC ceases to be registered as a “clearing agency” under the Exchange Act, and in either case a successor Depositary is not appointed by the Company within 90 days, or if the Company determines not to require all of the Series B Preference Shares to be represented by one or more Global Preference Shares, the Company shall issue certificated shares in exchange for the Global Preference Shares or otherwise provide for alternate book-entry arrangements with respect to the Series B Preference Shares. In any such case, the Global Preference Shares shall be exchanged in whole for definitive share certificates in substantially the form attached hereto as Exhibit A (each, a "Certificated Series B Preference Share") representing an equal aggregate Liquidation Preference or otherwise exchanged pursuant to such alternate book-entry arrangements providing for beneficial interests of an equal aggregate Liquidation Preference. If Certificated Series B Preference Shares are issued pursuant to this Section 27(d), such Certificated Series B Preference Shares shall reflect the number of Series B Preference Shares represented thereby, and may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company) and shall be registered in the name or names of the Person or Persons specified by the Company in a written instrument to the Registrar.

(e) Two Officers permitted by applicable law shall sign each certificate representing the Series B Preference Shares for the Company, in accordance with the Company's Bye-Laws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a certificate representing the Series B Preference Shares no longer holds that office at the time the Transfer Agent countersigned such certificate, such certificate shall be valid nevertheless. A certificate representing the Series B Preference Shares shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such certificate. Each certificate representing the Series B Preference Shares shall be dated the date of its countersignature.

Section 28. Share Transfer and Stamp Taxes. The Company shall pay any and all share transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of Series B Preference Shares or Common Shares or other securities issued on account of Series B Preference Shares pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of Series B Preference Shares or Common Shares or other securities in a name other than that in which the Series B Preference Shares with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the Holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

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IN WITNESS WHEREOF, MAIDEN HOLDINGS, LTD. has caused this certificate to be signed by Lawrence F. Metz, its Senior Vice President, General Counsel and Secretary, this October 1, 2013.

MAIDEN HOLDINGS, LTD.

By:	/s/ Lawrence F. Metz
	Name:	Lawrence F. Metz
	Title:	Senior Vice President, General
Counsel and Secretary

[Signature Page to Certificate of Designations]

Exhibit A

[FORM OF FACE OF SERIES B PREFERENCE SHARES]

[INCLUDE FOR GLOBAL PREFERENCE SHARES]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE STATEMENT WITH RESPECT TO SHARES. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number [______]	[Initial] Number of Series B
Preference Shares [______]

CUSIP G5753U 203
ISIN BMG5753U2035

MAIDEN HOLDINGS, LTD.,
an exempted company with limited liability
registered under the laws of Bermuda

Series B Preference Shares
(par value $0.01 per share)
(liquidation amount as specified below)

MAIDEN HOLDINGS, LTD., an exempted company with limited liability registered under the laws of Bermuda (the "Company"), hereby certifies that [______] (the "Holder"), is the registered owner of [[______] ([______])][the number shown on Schedule I hereto of] fully paid and non-assessable shares of the Company's designated Series B Preference Shares, with a par value of $0.01 per share and a liquidation amount of $50 per share (the "Series B Preference Shares"). The Series B Preference Shares are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series B Preference Shares represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations, dated October 1, 2013, as the same may be amended from time to time (the "Certificate of Designations"). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to select provisions of the Series B Preference Shares set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Registrar has properly countersigned, these Series B Preference Shares shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by two Officers of the Company this [_______] of [_______] [_______].

MAIDEN HOLDINGS, LTD.
By:		By:
	Name:		Name:
	Title:		Title:

REGISTRAR'S COUNTERSIGNATURE

     These are Series B Preference Shares referred to in the within-mentioned Certificate of Designations.

     Dated: [_______], [_______]

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Registrar
By:
Name:
Title:

[FORM OF REVERSE OF CERTIFICATE FOR SERIES B PREFERENCE SHARES]

Cumulative dividends on each Series B Preference Share shall be payable at the applicable rate provided in the Certificate of Designations.

The Series B Preference Shares shall be convertible in the manner and accordance with the terms set forth in the Certificate of Designations.

The Company shall furnish without charge to each Holder who so requests a summary of the authority of the Board of Directors to determine variations for future series within a class of shares and the designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.

NOTICE OF CONVERSION

(To be Executed by the Holder

in order to Optionally Convert the Series B Preference Shares)

The undersigned hereby irrevocably elects to convert (the "Conversion") [            ] 7.25% Mandatory Convertible Preference Shares, Series B (the "Series B Preference Shares"), of Maiden Holdings, Ltd. (hereinafter called the "Company"), represented by share certificate No(s). [            ] (the "Series B Preference Share Certificates"), into common shares, par value $.01 per share, of the Company (the "Common Shares") according to the conditions of the Certificate of Designations establishing the terms of the Series B Preference Share (the "Certificate of Designations"), as of the date written below. If Common Shares are to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any. Each Series B Preference Share Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion: ________________________

Applicable Conversion Rate: __________________

Number of Series B Preference Shares to be Converted: __________

Common Shares to be Issued:* _________________

Signature: _______________________

Name: __________________________

Address:**	_______________________ _______________________ _______________________

Fax No.: _________________________

*	The Company is not required to issue Common Shares until the original Series B Preference Share Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or the Conversion Agent.

**	Address where Common Shares and any other payments or certificates shall be sent by the Company.

ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned assigns and transfers the Series B Preference Shares evidenced hereby to:

(Insert assignee's social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the Series B Preference Shares evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Schedule I1

Maiden Holdings, Ltd.

Global Preference Share
7.25% Mandatory Convertible Preference Shares, Series B

Certificate Number:

The number of Series B Preference Shares initially represented by this Global Preference Share shall be ______. Thereafter the Transfer Agent and Registrar shall note changes in the number of Series B Preference Shares evidenced by this Global Preference Share in the table set forth below:

Number of Shares
Amount of Decrease	Amount of Increase	Represented by this
in Number of Shares	in Number of Shares	Global Preference	Signature of
Represented by this	Represented by this	Share following	Authorized Officer
Global Preference	Global Preference	Decrease or	of Transfer Agent
Share	Share	Increase	and Registrar

[1]	Attach Schedule I only to Global Preference Shares.